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                                    EXHIBIT 5

June 30, 2006

IBT Bancorp, Inc.
200 East Broadway
Mt. Pleasant, MI 48858

Gentlemen:

Re: Registration Statement on Form S-4
    797,528 Shares of Common Stock, No Par Value Per Share

We are counsel to IBT Bancorp, Inc. ("IBT") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of shares of IBT common stock, no par value per share ("Common Stock"), pursuant to a registration statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on or about June 30, 2006.

We are familiar with the proceedings taken by IBT in connection with the authorization of up to 797,528 shares of Common Stock to be issued to the shareholders of The Farwell State Savings Bank. We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies.

Based upon the foregoing, we are of the opinion that the Common Stock will be, when duly registered under the Securities Act and issued and delivered as described in the Registration Statement, legally issued, fully paid, and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm in the Registration Statement.

This opinion is rendered for the purposes of Item 21 of Form S-4 and Item 601 of Regulation S-K and may be relied upon only by you and the Commission and may not be used, quoted, referred to or filed for any other purpose without our prior written permission.

Very truly yours,

FOSTER, SWIFT, COLLINS & SMITH, P.C.


/s/ Foster, Swift, Collins & Smith, P.C.
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                                   Exhibit 5-1